UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MARTIN MIDSTREAM PARTNERS L.P.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Martin Midstream Partners L.P. (“MMLP”) expects to file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies to approve the merger of MRMC Merger Sub LLC, a wholly owned subsidiary of Martin Resource Management Corporation (“MRMC”), with and into MMLP, with MMLP surviving the merger as a wholly owned subsidiary of MRMC (the “Transaction”) at a special meeting of its stockholders.

On October 22, 2024, MMLP issued the following press release:

Martin Midstream Partners L.P. Issues Statement Reaffirming Commitment to Pending Transaction

KILGORE, Texas – October 22, 2024 – Martin Midstream Partners L.P. (NASDAQ:MMLP) (“MMLP”) today issued the following statement in response to the press release issued by Nut Tree Capital Management and Caspian Capital:

The Conflicts Committee (the “Conflicts Committee”) of the Board of Directors (the “GP Board”) of Martin Midstream GP LLC, the general partner of MMLP (the “General Partner”), which consists of three independent directors, conducted a thorough nine-month evaluation with the support of independent legal and financial advisors and was diligent about the best path forward for MMLP, including actively considering proposals submitted by Nut Tree Capital Management and Caspian Capital. Following extensive negotiations, the Conflicts Committee unanimously and in good faith determined that the merger transaction with Martin Resource Management Corporation (“MRMC”) is fair and reasonable to, and in the best interests of, MMLP and the unaffiliated holders of the MMLP common units.

The transaction provides an attractive premium valuation to MMLP unitholders, whereby each holder of the common units other than MRMC and its subsidiaries would receive $4.02 per common unit owned, representing a 34.00% premium to the market closing price prior to MRMC’s initial proposal made on May 24, 2024, and an 11.33% premium to the trailing 30-trading day volume-weighted average price as of October 3, 2024, the date the merger agreement was executed.

Notably, the proposals submitted by Nut Tree and Caspian never represented a credible alternative or viable path forward. Further, the Nut Tree and Caspian proposals were predicated on acquiring the General Partner, which was not, and is not, for sale. Importantly, even their own press release noted that the hedge funds have “economic exposure” to MMLP common units, without disclosing any actual ownership. As debt investors in MMLP, with incremental derivative exposure to MMLP equity, Nut Tree’s and Caspian’s interests do not appear to be fully aligned with MMLP unitholders’.

We look forward to engaging with unitholders as we work toward completing the transaction by the end of 2024.

The Conflicts Committee engaged Munsch Hardt Kopf & Harr, P.C., Potter Anderson & Corroon LLP, and Houlihan Lokey, Inc. as its legal and financial advisors. MRMC engaged Baker Botts L.L.P. and Wells Fargo Securities, LLC as its legal and financial advisors.

Forward Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). These forward-looking statements and all references to the transaction described herein rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the ability of the parties to consummate the transaction in the anticipated timeframe or at all, including MRMC’s ability to fund the aggregate merger consideration; risks related to the satisfaction or waiver of the conditions to closing the transaction in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approval and MMLP unitholder approval; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the transaction; and the risk of litigation and/or regulatory actions related to the transaction, (ii) uncertainties relating to MMLP’s future cash flows and operations, (iii) MMLP’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the SEC. MMLP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

About MMLP

Martin Midstream Partners L.P. (NASDAQ: MMLP) headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing, and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X (formerly known as Twitter).

About MRMC

MRMC, through its various subsidiaries, is an independent provider of marketing and distribution of hydrocarbon and hydrocarbon by-products including asphalt, diesel, natural gas liquids (“NGLs”), crude oil, base and process oils, and other bulk tank liquids. Martin Resource LLC is a wholly owned subsidiary of MRMC that does not engage in any business other than owning 100% of the equity interests in the General Partner. Cross Oil Refining & Marketing, Inc. is a wholly owned subsidiary of MRMC and is engaged in the business of providing base and process oils. Martin Product Sales LLC is a wholly owned subsidiary of MRMC and is engaged in the business of marketing and distributing commodities including asphalt, NGLs, and other petroleum based products.

Important Information about the Proposed Transaction

This material does not constitute an offer to sell or the solicitation of an offer to buy any securities, including the common units, or a solicitation of any vote or approval. In connection with the proposed merger, MMLP will file with the SEC and furnish to MMLP’s unitholders a proxy statement and other relevant documents, including a Schedule 13E-3. This material is not a substitute for the Merger Agreement, the proxy statement or the Schedule 13E-3 or for any other document that MMLP may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, MMLP’S UNITHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT AND THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR SCHEDULE 13E-3 CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other relevant documents filed with the SEC by MMLP through the website maintained by the SEC at www.sec.gov. In addition, the proxy statement, the Schedule 13E-3, and other documents filed with the SEC by MMLP will be available free of charge through MMLP’s website at www.MMLP.com, in the “Investor Relations” tab, or by contacting MMLP’s Investor Relations Department at (877) 256-6644.

Participants in the Solicitation

MMLP and the directors and executive officers of our General Partner, and MRMC and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from MMLP’s unitholders in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of MMLP in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials when filed with the SEC. Information about the directors and executive officers of our General Partner and their ownership of MMLP common units is set forth in MMLP’s Form 10-K for the year ended

December 31, 2023, as previously filed with the SEC on February 21, 2024. Free copies of these documents may be obtained as described in the paragraphs above.

Investor Relations Contact:
Sharon Taylor
Executive Vice President and Chief Financial Officer
(877) 256-6644
ir@mmlp.com

Media Contact:
Andrew Siegel / Melissa Johnson / Jenna Shinderman
Joele Frank
212.355.4449